UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2011

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 4, 2011, Robert A. Alter resigned from his position as Executive Chairman of Sunstone Hotel Investors, Inc. (the “Company”), effective November 7, 2011. Mr. Alter was employed by the Company pursuant to that certain Employment Agreement, effective as of October 26, 2004 (as amended by that certain Amendment to Employment Arrangement, effective as of March 19, 2007; as further amended by that certain Amendment No. 2 to Employment Agreement effective July 21, 2008; as further amended by that certain Amendment No. 3 to Employment Agreement, effective as of December 31, 2008; as further amended by that certain Waiver Agreement, effective as of February 19, 2010; and as further amended by that certain Amendment No. 4 to Employment Agreement, effective as of March 22, 2011; the “Employment Agreement”). Pursuant to the terms of the Separation Agreement and General Release of All Claims, dated November 7, 2011 (the “Separation Agreement”), by and between Robert A. Alter, Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC, a copy of which is filed as Exhibit 10.1 herewith, the Employment Agreement has been terminated as of November 7, 2011, except as preserved in the Separation Agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Departure of Director / Appointment of Independent Chairman / Restructuring of Committee Membership

Effective November 7, 2011, Robert A. Alter has been named Chairman Emeritus and Founder and, as indicated above, will no longer serve as the Company’s Executive Chairman of the Board. Mr. Alter will remain a director until the Company’s May 2012 Annual Meeting of Shareholders, at which time Mr. Alter will not stand for re-election to the Company’s Board of Directors. Also effective November 7, 2011, Lewis N. Wolff will no longer serve as the Company’s Co-Chairman of the Board, but will remain a member of the Company’s Board of Directors.

Keith M. Locker has been named the Company’s Independent Chairman of the Board, effective November 7, 2011. Mr. Locker has been a member of the Company’s Board of Directors since May 2, 2006, and immediately prior to his appointment as the Company’s Independent Chairman of the Board, he served as both Chair of the Company’s Audit Committee and Chair of the Finance and Capital Markets Sub-Committee of the Audit Committee (which, effective November 7, 2011, (a) has been renamed the Strategic Planning and Capital Markets Committee and (b) has been designated as a stand-alone committee as opposed to a sub-committee of the Company’s Audit Committee). In connection with Mr. Locker’s appointment, he resigned his position as Chair of the Company’s Audit Committee, but he will remain Chair of the Strategic Planning and Capital Markets Committee.

Keith P. Russell, a member of the Company’s Board of Directors since October 26, 2004, has succeeded Mr. Locker as Chair of the Company’s Audit Committee. In connection with Mr. Russell’s appointment, he resigned his position as Chair of the Company’s Nominating and Corporate Governance Committee. Z. Jamie Behar, a member of the Company’s Board of Directors since October 26, 2004, has succeeded Mr. Russell as Chair of the Company’s Nominating and Corporate Governance Committee. Thomas A. Lewis, a member of the Company’s Board of Directors since May 2, 2006 and Chair of the Company’s Compensation Committee since February 1, 2011, will continue to serve as Chair of the Company’s Compensation Committee.

Appointment of Directors

On November 4, 2011, Douglas M. Pasquale and Andrew Batinovich were appointed to the Board of Directors of the Company, effective November 7, 2011. The appointment of Messrs. Pasquale and Batinovich brings the number of directors of the Company to nine. Messrs. Pasquale and Mr. Batinovich will each be entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the non-employee directors of the Company.

Mr. Pasquale currently serves as a director of Ventas, Inc. (“Ventas”). Mr. Pasquale joined Ventas as Senior Advisor in 2011, upon closing of Ventas’ acquisition of Nationwide Health Properties, Inc. (formerly NYSE: NHP) (“NHP”). He served as Chairman of the Board of NHP from 2009 to 2011, as President and Chief Executive Officer of NHP from 2004 to 2011, and served as Executive Vice President and Chief Operating Officer of NHP from 2003 to 2004. Mr. Pasquale was a director of NHP from 2004 to 2011. Mr. Pasquale previously served in various roles (most recently Chairman and Chief Executive Officer) at ARV Assisted Living, Inc., an operator of assisted living facilities, from 1998 to 2003 and concurrently as President and Chief Executive Officer of Atria Senior Living Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International-North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Mr. Pasquale is a member of the Executive Board of the American Seniors Housing Association (ASHA), a director of Alexander & Baldwin, Inc. (NYSE: ALEX), a Honolulu-headquartered ocean transportation, real estate and agribusiness company, Matson Navigation Company, Inc. (a subsidiary of Alexander & Baldwin, Inc.), and Terreno Realty Corporation (NYSE:TRNO), an industrial REIT with a strategic focus in six coastal US markets and a member of the Board of Trustees of the Newport Harbor Nautical Museum. Mr. Pasquale received his B.S. in Accounting, summa cum laude, and his M.B.A. from the University of Colorado.

Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE listed REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and CEO of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In connection with the 2006 transaction, Mr. Batinovich and the Glenborough Realty Trust senior management team were retained to operate the new private entity, and the team remains together in the newly re-acquired Glenborough, LLC. In 1996 Mr. Batinovich co-founded Glenborough Realty Trust and was President and CEO at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial Operator during his tenure at Glenborough Realty Trust. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich is a member of the Building Owners and Managers Association (BOMA), the Association of Foreign Investors in Real Estate (AFIRE) and other trade associations. He also serves as a trustee of the American University of Paris. Mr. Batinovich has a B.A. in International Business Administration from the American University of Paris.

There are no arrangements or understanding between Messrs. Pasquale and Batinovich and any other person(s) pursuant to which either was selected as a director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which either of Messrs. Pasquale or Batinovich has or will have a direct or indirect material interest. In addition, there are no family relationships between either of Messrs. Pasquale or Batinovich and any other director or executive officer of the Company.

The Company issued a press release announcing the appointment of Messrs. Pasquale and Batinovich to the Board of Directors of the Company, a copy of which was furnished as Exhibit 99.1 to a Form 8-K filed by the Company on November 7, 2011.

The table below summarizes the membership information for each of the committees of the Company’s Board of Directors, effective November 7, 2011:

	Audit	Compensation	Nominating and Corporate Governance	Strategic Planning and Capital Markets
Robert A. Alter
Andrew Batinovich	X		X
Z. Jamie Behar	X		X*	X
Kenneth E. Cruse
Thomas A. Lewis		X*
Keith M. Locker				X*
Douglas M. Pasquale		X	X	X
Keith P. Russell	X*			X
Lewis N. Wolff		X	X

*	Chair

Compensation of Kenneth E. Cruse, President and Chief Executive Officer

On November 4, 2011, the Board of Directors of the Company, based on the recommendation of the Company’s Compensation Committee, approved an amendment to the Company’s employment agreement with Kenneth E. Cruse, the Company’s President and Chief Executive Officer. A copy of the amendment is filed as Exhibit 10.2 herewith. Pursuant to the amendment to Mr. Cruse’s employment agreement, effective January 1, 2012, (i) Mr. Cruse will receive a base salary of $550,000; (ii) Mr. Cruse will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 75% of base salary, a target level equal to 150% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and (iii) Mr. Cruse will be eligible to earn annual equity awards with a threshold level equal to 150% of base salary, a target level equal to 250% of base salary, a high level equal to 300% of base salary and a superior level equal to 400% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Item 9.01 Financial	Statements and Exhibits

10.1	Separation Agreement and General Release of All Claims, dated November 7, 2011, by and between Robert A. Alter, Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC.

10.2	Amendment No. 2 to Employment Agreement, dated November 7, 2011, between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Kenneth E. Cruse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 7, 2011	By:	/s/ John V. Arabia
John V. Arabia Principal Financial Officer and Duly Authorized Officer